Exhibit 99.1

KFORCE REPORTS RECORD SECOND QUARTER 2021 REVENUES OF $403.6 MILLION, UP 17.7% YEAR-OVER-YEAR
TECHNOLOGY REVENUES GREW 9.4% SEQUENTIALLY ON A BILLING DAY BASIS AND 21.5% YEAR-OVER-YEAR
EPS OF $1.00, AN INCREASE OF 113% YEAR-OVER-YEAR
KFORCE'S BOARD OF DIRECTORS INCREASED ITS QUARTERLY DIVIDEND FOR THE SECOND TIME IN 2021 TO $0.26 PER SHARE, A 13% INCREASE
TAMPA, FL, August 3, 2021 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the second quarter of 2021.
Quarterly Financial Highlights
•Revenue for the quarter ended June 30, 2021 was $403.6 million, an increase of 9.4% sequentially per billing day and 17.7% year-over-year.
•Technology flex revenue increased 9.1% sequentially per billing day and 20.9% year-over-year.
•FA flex revenue increased 8.0% sequentially per billing day and 2.7% year-over-year, including $34.8 million related to the COVID-19 business.
•Direct Hire revenue of $12.3 million increased 28.6% sequentially per billing day and 85.6% year-over-year.
•Operating margin for the quarter ended June 30, 2021 of 8.2% increased 370 basis points year-over-year.
•Net income for the quarter ended June 30, 2021 was $21.2 million, or $1.00 per share, versus $9.9 million, or $0.47 per share, in the quarter ended June 30, 2020.
•Returned $18.1 million in capital to our shareholders through $13.4 million in share repurchases and $4.7 million in dividends. Net cash as of June 30, 2021 was $17.3 million, up from net cash of $1.3 million as of March 31, 2021.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, said, “We believe the significant strength in our financial results leading into, during and now after the pandemic continues to reinforce the wisdom of our strategic decision to focus our business on domestic technology staffing and solutions. Our Technology business demonstrated remarkable resilience in 2020 when revenues were essentially flat, and we have built tremendous momentum since shortly after the pandemic began and into the early stages of the third quarter. The momentum is evident not only in our organic 21% year-over-year Technology flex revenue growth in the second quarter, a record for the Firm, but also the 17% revenue growth since the second quarter of 2019, pre-pandemic.
There is no other market we would want to be focused in other than the domestic technology staffing and solutions market as it has, in our view, the greatest prospects for strong, sustained, and profitable revenue growth. I am incredibly excited about our strategic position. We have the right team in place to capture additional market share within what we believe will be a continued strong demand environment for our services.”
Joseph J. Liberatore, President, said, “We continue to see momentum in our Technology business which should lead to third quarter year-over-year growth of approximately 25%, which would represent over 20% organic growth over the third quarter 2019, pre-pandemic. New assignment starts in Technology are not only reaching all-time highs, but they have been remarkably consistent and broad-based. We believe that this speaks volumes as to the primarily non-discretionary, mission critical work we are performing across our blue-chip client portfolio.
We are making nice progress transitioning our FA business to higher skilled positions, such as analytics and decision-support roles, which is evident in our key performance indicators. We have made tremendous progress advancing Kforce towards a fully integrated, technology enabled hybrid operating model. Our future work environment in this new age we are entering will be what we are referring to as “Office Occasional” whereby our people can have the flexibility driven through trust and technology with a remote-first approach along with the opportunity to leverage collaborative physical office space for activities that are best achieved through in-person, active collaboration. I greatly appreciate the trust our clients, consultants and candidates have placed in Kforce. Our teams continue to inspire me daily as we work together creating something beyond special for tomorrow and into the future to position Kforce as the most desirable destination for top professionals in our industry.”
David M. Kelly, Chief Financial Officer, said, “Our business continued to generate solid operating cash flows while revenues continued to expand. We continued to return capital to our shareholders through approximately $13 million in share repurchases and almost $5 million in dividends. We ended the quarter with net cash of approximately $17 million, which we believe gives us optimal financial flexibility to continue investing in our business and return capital to our shareholders. We are pleased to announce that our Board of Directors approved a third quarter cash dividend of $0.26 per share, which will be payable on September 24, 2021, to shareholders of record as of the close of business on September 10, 2021. This represents the second increase to our dividend approved by our Board of Directors in 2021 and collectively is up 30% from prior year levels, which we believe speaks to our belief in the continued strength of our business going forward and our continued commitment to returning cash to shareholders.”
Third Quarter 2021 - Guidance
Looking forward to the third quarter of 2021, there will be 64 billing days, which is the same as the third quarter of 2020 and the second quarter of 2021. Current estimates for the third quarter of 2021 are:
•Revenue of $385 million to $393 million
•Earnings per share of $0.83 to $0.91
•Gross profit margin of 29.0% to 29.2%
•Flex gross profit margin of 26.8% to 27.0%
•SG&A expense as a percent of revenue of 21.9% to 22.1%
•Operating margin of 6.6% to 7.0%
•WASO of 21 million
•Effective tax rate 27.5%
Conference Call
On Tuesday, August 3, 2021, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (866) 211-4958 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the Events & Presentations section.
The replay of the call can be accessed at http://investor.kforce.com, from 8:00 p.m. E.T., Tuesday, August 3, 2021 until August 2, 2022.
About Kforce Inc.
Kforce Inc. is a solutions firm that specializes in technology and other professional staffing services. Each year, we provide meaningful opportunities for over 30,000 highly skilled professionals who work with approximately 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the third quarter of 2021. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ending December 31, 2020, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	June 30, 2020
Revenue	$403,614	$363,225	$343,020
Direct costs	284,683	264,543	245,659
Gross profit	118,931	98,682	97,361
Selling, general and administrative expenses	84,616	78,029	80,546
Depreciation and amortization	1,192	1,202	1,380
Income from operations	33,123	19,451	15,435
Other expense, net	3,112	1,285	1,427
Income from operations, before income taxes	30,011	18,166	14,008
Income tax expense	8,823	4,905	4,123
Net income	$21,188	$13,261	$9,885

Earnings per share – diluted	$1.00	$0.62	$0.47

Weighted average shares outstanding - diluted	21,282	21,361	21,078
Adjusted EBITDA	$35,801	$24,059	$19,723

Billing days	64	63	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$117,279	$103,486
Trade receivables, net of allowances	266,919	228,373
Prepaid expenses and other current assets	7,492	7,033
Total current assets	391,690	338,892
Fixed assets, net	4,753	26,804
Other assets, net	87,132	77,575
Deferred tax assets, net	9,517	10,738
Goodwill	25,040	25,040
Total assets	$518,132	$479,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$47,670	$35,533
Accrued payroll costs	82,486	65,849
Current portion of operating lease liabilities	6,642	5,520
Income taxes payable	3,179	964
Other current liabilities	124	300
Short-term debt - credit facility	100,000	—
Total current liabilities	240,101	108,166
Long-term debt – credit facility	—	100,000
Other long-term liabilities	91,752	90,948
Total liabilities	331,853	299,114
Commitments and contingencies
Stockholders’ equity:
Common stock	727	726
Additional paid-in capital	480,114	472,378
Accumulated other comprehensive loss	(371)	(4,423)
Retained earnings	413,018	388,645
Treasury stock, at cost	(707,209)	(677,391)
Total stockholders’ equity	186,279	179,935
Total liabilities and stockholders’ equity	$518,132	$479,049

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2021	Q1 2021	Q2 2020
Total Firm
Total Revenue (000’s)	$403,614	$363,225	$343,020
GP %	29.5%	27.2%	28.4%
Flex revenue (000’s)	$391,362	$353,847	$336,417
Hours (000's)	6,215	5,804	5,591
Flex GP %	27.3%	25.2%	27.0%
Direct Hire revenue (000’s)	$12,252	$9,378	$6,603
Placements	695	538	375
Average fee	$17,628	$17,419	$17,648
Billing days	64	63	64
Technology
Total Revenue (000’s)	$310,728	$279,560	$255,750
GP %	28.4%	26.6%	28.2%
Flex revenue (000’s)	$304,645	$274,784	$251,948
Hours (000’s)	3,766	3,428	3,141
Flex GP %	27.0%	25.3%	27.1%
Direct Hire revenue (000’s)	$6,083	$4,776	$3,802
Placements	297	244	187
Average fee	$20,517	$19,559	$20,387
Finance and Accounting
Total Revenue (000’s)	$92,886	$83,665	$87,270
GP %	33.0%	29.2%	28.8%
Flex revenue (000’s)	$86,717	$79,063	$84,469
Hours (000’s)	2,449	2,376	2,450
Flex GP %	28.3%	25.0%	26.5%
Direct Hire revenue (000’s)	$6,169	$4,602	$2,801
Placements	398	294	188
Average fee	$15,478	$15,643	$14,927

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Billing Days	64	63	62	64	64
Technology	20.9%	6.3%	0.8%	(4.2)%	(3.0)%
FA	2.7%	26.4%	26.0%	51.6%	28.7%
Total Flex	16.3%	10.2%	5.9%	6.9%	3.4%

Kforce Inc.
Supplemental FA Flex Information
(Unaudited)
Kforce secured large contracts to support government-sponsored COVID-19 related initiatives, which materially positively impacted our FA segment and specifically our FA Flex business. These initiatives are possibly shorter-term and likely non-recurring in nature. Given the contribution of the COVID-19 business, we are providing this supplemental information to better understand the performance of our FA Flex business.

	Three Months Ended June 30, 2021
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$86,717	$34,763	$51,954
Hours (000’s)	2,449	1,076	1,373
Flex GP %	28.3%	30.1%	27.1%

	Three Months Ended March 31, 2021
	Total FA Flex	COVID-19 Business	Core FA Flex
Supplemental FA Flex Information
Flex revenue (000’s)	$79,063	$24,010	$55,053
Hours (000’s)	2,376	849	1,527
Flex GP %	25.0%	23.3%	25.8%
FA Flex gross profit percentage includes estimates for payroll taxes, benefits and other costs calculated using a consistently applied allocation.

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Consolidated Statements of Cash Flows.

	Six Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$36,574	$38,966
Capital expenditures	(2,919)	(3,793)
Free cash flow	33,655	35,173
Change in debt	—	35,000
Repurchases of common stock	(29,371)	(29,593)
Cash dividends	(9,532)	(8,455)
Equity method investment	(4,500)	(2,500)
Net proceeds from the sale of assets	23,742	—
Other	(201)	2,915
Change in cash and cash equivalents	$13,793	$32,540

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense and loss from equity method investment. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income	$21,188	$13,261	$9,885
Depreciation and amortization	1,192	1,202	1,380
Gain on sale of corporate headquarters	(2,051)	—	—
Stock-based compensation expense	3,532	3,403	2,903
Interest expense, net	765	797	893
Income tax expense	8,823	4,905	4,123
SERP termination expense	1,821	—	—
Loss from equity method investment	531	491	539
Adjusted EBITDA	$35,801	$24,059	$19,723